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                                                                      EXHIBIT 11

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                  COMPUTATION OF NET EARNINGS (LOSS) PER SHARE

                                                                        YEARS ENDED          FOUR MONTHS         YEAR
                                                                        DECEMBER 31,            ENDED           ENDED
                                                                    --------------------     DECEMBER 31,     AUGUST 31,
                                                                     1994         1993           1992            1992
                                                                    -------     --------     ------------     ----------
                                                                          (In thousands, except per share amounts)
PRIMARY EARNINGS (LOSS) PER SHARE:
  Weighted average shares outstanding
    Common Stock..................................................   72,843       67,802         63,698          63,394
    Class B Common Stock..........................................   21,352       23,390         24,160          24,160
  Shares assumed to be issued upon the exercise of common stock
    options under the treasury stock method.......................      866           --            728             274
  Shares assumed to be issued upon the conversion of the Company's
    5 1/2% convertible debentures.................................       --           --          2,529           2,427
                                                                    -------     --------     ------------     ----------
                                                                     95,061       91,192         91,115          90,255
                                                                    =======     ========     ============     =========
  Earnings (loss) before extraordinary item.......................  $17,701     $(15,539)      $  5,140        $ 37,405
  Interest expense adjustment(1)..................................       --           --            191             575
                                                                    -------     --------     ------------     ----------
  Earnings (loss) before extraordinary item.......................   17,701      (15,539)         5,331          37,980
  Extraordinary item, net of taxes................................     (924)      (7,242)            --            (112)
                                                                    -------     --------     ------------     ----------
  Net earnings (loss).............................................  $16,777     $(22,781)      $  5,331        $ 37,868
                                                                    =======     ========     ============     =========
  Earnings (loss) per share before extraordinary item.............  $   .19     $   (.18)      $    .06        $    .42
  Extraordinary item per share, net of taxes......................     (.01)        (.08)            --              --
                                                                    -------     --------     ------------     ----------
  Net earnings (loss) per share...................................  $   .18     $   (.26)      $    .06        $    .42
                                                                    =======     ========     ============     =========
FULLY DILUTED EARNINGS (LOSS) PER SHARE:(2)
  Weighted average shares outstanding Common Stock................   72,843       67,802         63,698          63,394
    Class B Common Stock..........................................   21,352       23,390         24,160          24,160
  Shares assumed to be issued upon the exercise of common stock options under the treasury stock or modified treasury stock
    method........................................................      872        2,182          2,033             376
  Shares assumed to be issued upon the conversion of the Company's
    5 1/2% convertible debentures.................................       --          938          2,529           2,427
                                                                    -------     --------     ------------     ----------
                                                                     95,067       94,312         92,420          90,357
                                                                    =======     ========     ============     =========
  Earnings (loss) before extraordinary item.......................  $17,701     $(15,539)      $  5,140        $ 37,405
  Interest expense adjustment(1)..................................       --          205            191             575
                                                                    -------     --------     ------------     ----------
  Earnings (loss) before extraordinary item.......................   17,701      (15,334)         5,331          37,980
  Extraordinary item, net of taxes................................     (924)      (7,242)            --            (112)
                                                                    -------     --------     ------------     ----------
  Net earnings (loss).............................................  $16,777     $(22,576)      $  5,331        $ 37,868
                                                                    =======     ========     ============     =========
  Earnings (loss) per share before extraordinary item.............  $   .19     $   (.16)      $    .06        $    .42
  Extraordinary item per share, net of taxes......................     (.01)        (.08)            --              --
                                                                    -------     --------     ------------     ----------
  Net earnings (loss) per share...................................  $   .18     $   (.24)      $    .06        $    .42
                                                                    =======     ========     ============     =========
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(1) Interest expense, net of taxes, that would not have been incurred had conversion of the Company's 5 1/2% convertible debentures taken place at the beginning of the period.

(2) The amounts in earnings (loss) per share on the fully diluted basis are solely shown in this exhibit. Because the amounts are the same as the primary calculation for the year ended December 31, 1994, the four months ended December 31, 1992 and the fiscal year ended August 31, 1992 and are antidilutive for the year ended December 31, 1993 (decrease the loss per share), they are not required to be presented elsewhere in this Form 10-K.

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